UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2026

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLND WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, certain of the sureties (each, a “Surety,” and collectively, the “Sureties”) of Southland Holdings, Inc., a Delaware corporation (the “Company”) have provided substantial support for the Company’s bonded construction projects, including by advancing funds under general indemnity agreements for the payment of bonded construction contract obligations and the continued progress of such projects, and by acquiring $110.0 million of loans and related lender rights under the Company’s term loan and security agreement, dated September 30, 2024 (as amended and modified, the “Credit Agreement”), in March 2026. On August 13, 2026, the Company entered into the Financial Assistance Agreement and the Second Amendment to the Credit Agreement (each, as defined below), which document and implement the continuing financing arrangement between the Company and the Sureties, as more fully described below.

Financial Assistance Agreement

On August 13, 2026, the Company, certain individual shareholder indemnitors (the “Shareholder Indemnitors,” and together with the Company, the “Indemnitors”), the Sureties, and Berkshire Hathaway Specialty Insurance Company, as collateral agent, entered into a financial assistance agreement (the “Financial Assistance Agreement”), with a retroactive effective date of October 1, 2025 (the “Retroactive Effective Date”). The Financial Assistance Agreement governs the terms on which the Sureties have provided, and may continue to provide in the future, financing assistance in respect of bonded construction contracts and projects.

Under the terms of the Financial Assistance Agreement, any Surety or Sureties providing bonds after the Retroactive Effective Date (each, a “Bonding Surety” and collectively, the “Bonding Sureties”) shall be deemed to be providing “Bonding Surety Financing.” Bonding Surety Financing will bear interest at the rate of four percent (4%) per annum from the date of each advance by a Surety into the applicable cash account. Accrued interest will be capitalized and added to the principal amount of financial assistance giving rise thereto on the first day of each calendar year. The total amount of Bonding Surety Financing as of June 30, 2026, was $58.97 million.

Any Surety or Sureties providing financing that is not a Bonding Surety (each, a “Non-Bonding Surety” and collectively, the “Non-Bonding Sureties”) shall be deemed to be providing “Non-Bonding Financing.” The total amount of Non-Bonding Financing as of June 30, 2026, was $150.86 million.

The Financial Assistance Agreement provides for, among other things, the terms of certain Non-Bonding Financing arrangements with the Non-Bonding Sureties, including the conversion of certain Non-Bonding Financing into senior non-voting preferred shares (the “Preferred Shares”) in accordance with the terms of a Preferred Shares Term Sheet attached to the Financial Assistance Agreement. Under the terms of the Financial Assistance Agreement, each applicable Surety panel, which consists of the lead Surety and any participating co-Sureties for each project, has determined the expected loss for Non-Bonding Financing to fund to completion the outstanding bonded projects for the applicable Surety panel (the “Expected Loss”). The Preferred Shares Term Sheet contemplates that the amount initially converted and issued as Preferred Shares equals the lesser of the Non-Bonding Financing amount as of June 30, 2026, and 50% of the Expected Loss for each Surety panel. Based on the Non-Bonding Financing amount as of June 30, 2026, the Company expects to convert Non-Bonding Financing and issue Preferred Shares of $150.86 million allocated among such Sureties based on their respective percentage participation on the applicable Surety panel. The Preferred Shares will have a stated value of $1,000 per share and a liquidation preference equal to such stated value, will rank senior to any other class or series of equity of the Company, will have a perpetual maturity, and will not be convertible into any other securities of the Company. The Preferred Shares are required to be issued no later than September 30, 2026, and may not be primed by any other equity without the applicable Surety panel’s consent. The Preferred Shares will be adjusted upward or downward based on actual loss at the completion of the applicable Surety’s projects, with the final amount of Preferred Shares limited to 50% of actual loss. To the extent the amount of Preferred Shares initially issued exceeds 50% of the actual loss, that excess will be converted back to unsecured indebtedness, so that the aggregate amount of Preferred Shares is equal to 50% of the actual loss.

The remaining portion of Non-Bonding Financing for which Preferred Shares are not issued will constitute unsecured indebtedness of the Indemnitors, will bear no interest, and will not be subject to mandatory amortization payments; however, the Indemnitors are required to make specified payments in respect of such Non-Bonding Financing, including certain net cash proceeds from claims on bonded projects and 5% of annual operating cash flow.

At time of substantial completion of each Surety’s bonded projects, provided that the Indemnitors are not in default at the applicable time, each Surety will forgive the portion of its Non-Bonding Financing that is unsecured indebtedness if its bonded projects achieve substantial completion, or all project dispositions with respect to such projects are consummated, within 20% of the applicable Expected Loss amount. In addition, provided that the Indemnitors are not in default and the applicable Non-Bonding Financing has been forgiven, each Surety will release the Shareholder Indemnitors from their personal liability under that Surety’s indemnity agreements upon either the payment by the Shareholder Indemnitors of at least $10.0 million to the holders of the Non-Bonding Financing, or the redemption in whole of all Preferred Shares in accordance with the Preferred Shares Term Sheet. The forgiveness trigger will be measured separately for each Surety. A Surety that forgives its Non-Bonding Financing will retain the Preferred Shares issued to it. Any forgiveness is subject to revocation if an Indemnitor engages in specified bad acts or omissions, in which case the forgiven debt and related amounts become immediately due and payable. The Preferred Shares Term Sheet provides that the Company may, at its option after issuance, redeem Preferred Shares, in whole or in part, in cash at a price per share equal to the liquidation preference, subject to finalizing mutually acceptable redemption terms, and provides for holder-initiated mandatory redemption rights upon specified restructuring or change-of-control events.

As partial consideration for the Sureties’ financial assistance, and without limiting existing liens or security interests under the indemnity agreements or the Credit Agreement, the Indemnitors granted to the collateral agent, for the benefit of the Sureties, a second lien security interest in the collateral described in the Financial Assistance Agreement to secure (i) the Bonding Surety Financing and (ii) a portion of Non-Bonding Financing until the Preferred Shares are issued to the Non-Bonding Sureties. The collateral includes all collateral securing loans under the Credit Agreement.

As of June 30, 2026, the Sureties have provided Bonding and Non-Bonding Financing of approximately $209.8 million. The Company may request additional financial assistance under the terms of the Financial Assistance Agreement, but the Sureties have no obligation to provide additional funding or financial assistance, and any additional financial assistance is subject to the Sureties’ discretion.

The Financial Assistance Agreement also includes cash management provisions requiring the establishment of various cash accounts, including certain accounts that will be subject to deposit account control agreements that, among other things, permit the applicable lead Surety to sweep the account into an applicable lead Surety account upon a default under the Financial Assistance Agreement.

The Financial Assistance Agreement contains customary and transaction-specific covenants and restrictions, including reaffirmation of the Indemnitors’ joint and several indemnity obligations, restrictions on further pledges or encumbrances of collateral, restrictions on non-mandatory limited liability company or corporate distributions, restrictions on bonuses or extraordinary payments to the Shareholder Indemnitors, limitations on certain asset transfers, loans, advances, guarantees, affiliate payments, and requirements relating to insurance, books and records, bank account records, litigation and other notices, and delivery of sworn financial statements.

The Financial Assistance Agreement also contains customary and transaction-specific events of default, including cross-defaults under the indemnity agreements or preferred share documentation. Upon an event of default, the Sureties may, among other general remedies available at law or in equity, terminate or suspend participation in the Financial Assistance Agreement, declare obligations immediately due and payable, cease previously approved or future funding, or withdraw funds from managed cash control accounts.

The Financial Assistance Agreement does not include repayment terms for amounts payable to certain sureties of approximately $89.1 million as of June 30, 2026 relating to the previously-disclosed Washington State Convention Center settlement. The Company is in active negotiations to formalize such repayment terms.

The foregoing description of the Financial Assistance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Financial Assistance Agreement, a copy of which will be filed as an exhibit to this Current Report on Form 8-K.

Second Amendment to Credit Agreement

As previously reported, the Company and its subsidiaries are parties to the Credit Agreement, which originally provided for a $160.0 million secured term loan facility maturing September 30, 2028, consisting of a $140.0 million initial term loan and a $20.0 million delayed draw term loan commitment. Also as previously reported, on March 17, 2026 (the “Assignment Date”), the lenders under the Credit Agreement assigned $110.0 million of loans to the Sureties and Alana Porrazzo, in her capacity as Trustee of the Southland Collateral Trust, who became successor agent (the “Agent”), and the delayed draw term loan commitment was terminated. As of June 30, 2026, the outstanding balance of the term loan was $96.4 million.

On August 13, 2026, the Company and its subsidiaries, the Sureties and the Agent entered into a second amendment to term loan and security agreement, with a retroactive effective date of March 17, 2026 (the “Second Amendment”). The Second Amendment documents the post-assignment restructuring of the Credit Agreement and provides the Company with interest, amortization, covenant and prepayment relief during the period beginning on the Assignment Date and ending immediately prior to any “Reinstatement Date” under the Credit Agreement, which generally occurs upon certain specified events of default or acceleration events, subject to the reinstatement rescission provisions of the Credit Agreement (such period, the “Relief Period”).

Prior to the Assignment Date, loans and other monetary obligations bore interest at a rate of 7.25% per annum plus the higher of (i) 90-day Secured Overnight Financing Rate (“SOFR”) with a credit adjustment spread of 0.15% or (ii) 3%. During the Relief Period, loans and other monetary obligations bear interest at a fixed rate of 4.00% per annum, and accrued interest is not required to be paid in cash but is capitalized as paid-in-kind interest and added to principal on the applicable interest payment date, subject to reinstatement and related recalculation provisions upon certain events of default or acceleration events. The Second Amendment also suspends scheduled quarterly amortization payments and suspends the early termination premium during the Relief Period, so that no early termination premium is due solely as a result of payments or prepayments made before any Reinstatement Date to the extent covered by the suspension. The Credit Agreement continues to mature on September 30, 2028, unless the obligations are accelerated earlier, and the Second Amendment eliminates certain early maturity triggers tied to other indebtedness.

The Second Amendment revises certain mandatory prepayment and reinvestment provisions. Among other changes, mandatory prepayments from dispositions of collateral are generally required on the earlier of the first day of each January, April, July and October and the date on which aggregate unapplied net cash proceeds required to be applied to prepay the obligations exceed $1.0 million, unless otherwise agreed by the required lenders, and disposition proceeds may be reinvested in assets of a kind then used or usable in the business of the loan parties rather than only in specified equipment. The Second Amendment also revises mandatory prepayment provisions for casualty and condemnation proceeds, indebtedness proceeds and eligible change order claim proceeds, including exceptions for amounts required to be paid to an approved surety under applicable surety credit documents.

The Second Amendment effectively removes certain borrowing base, liquidity, cash management and related reporting requirements for periods subsequent to the Assignment Date, including the $20.0 million minimum liquidity covenant and the circumstances under which the minimum EBITDA covenant may be tested. The Second Amendment also reduces, during periods when no event of default is continuing and subject to the other provisions of the Credit Agreement, the number of borrower-reimbursable field examinations and equipment appraisals from two per twelve-month period to one per twelve-month period.

The Second Amendment also provides that the Credit Agreement does not alter, amend, change, modify or supersede any rights afforded to any surety under the Financial Assistance Agreement, any general indemnity agreement, any other surety credit document or principles of equitable subrogation.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which will be filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1(1)	Financial Assistance Agreement, dated as of August 13, 2026, with a retroactive effective date of October 1, 2025, by and among Southland Holdings, Inc., Southland Holdings LLC, the other principals and indemnitors party thereto, Berkshire Hathaway Specialty Insurance Company, Zurich American Insurance Company, Hartford Fire Insurance Company, Euler Hermes North America Insurance Company, Markel Insurance Company, Western Surety Company, Federal Insurance Company and Berkshire Hathaway Specialty Insurance Company, as collateral agent.
10.2	Term Loan and Security Agreement, dated as of August 13, 2026, with a retroactive effective date of March 17, 2026, by and among Southland Holdings LLC, as borrower, Southland Holdings, Inc., as guarantor, the other guarantors party thereto, the lenders party thereto and Alana Porrazzo, in her capacity as trustee of the Southland Collateral Trust, as agent.
99.1	Press Release dated August 13, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

(1)	In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain provisions or terms of the Financial Assistance Agreement have been redacted because they are both not material and are the type that the Company treats as private or confidential. Such redacted information includes information about certain projects of the Company. The Company undertakes to furnish an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2026	SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
		Name:	Frank S. Renda
		Title:	President and Chief Executive Officer